Exhibit 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 3 to Registration Statement, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

/s/ Sidley Austin LLP

New York, New York

April 9, 2015